EXHIBIT 12(b)
SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. 1350, the undersigned officers of Bailard Opportunity Fund Group, Inc., on behalf of the Bailard Cognitive Value Fund, the Bailard Enhanced Growth Fund, the Bailard International Equity Fund and the Bailard Bond Opportunity Fund (the "registrant"), hereby certify, to the best of our knowledge, that the registrant's Report on Form N-CSR for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ P. M. Hill
Name: Peter Molyneux Hill
Title: Chairman
Date: 6/2/05

/s/ Barbara Vaughan Bailey
Name: Barbara Vaughan Bailey
Title: Treasurer & Chief Compliance Officer
Date: 6/2/05

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.